As filed with the Securities and Exchange Commission on March 1, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

PEOPLES ENERGY CORPORATION
(Exact name of issuer as specified in charter)

Illinois	36-2642766
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 East Randolph Drive
Chicago, Illinois 60601
(Address of Principal Executive Offices)

Peoples Energy Corporation
2004 Incentive Compensation Plan
(Full title of the plan)

PETER H. KAUFFMAN
Secretary
Peoples Energy Corporation
130 East Randolph Drive
Chicago, Illinois 60601
Telephone (312) 240-4000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value	700,000 Shares	$ 43.38	$30,366,000	$3,847.38

(1) Each share of common stock includes one common stock purchase right. No separate consideration is payable for the common stock purchase rights.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average high and low sale prices of the Common Stock, without par value, reported on the New York Stock Exchange on February 25, 2004, pursuant to Rule 457(c) and (h) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified in Part I of Form S-8 will be sent or given to participants under the Peoples Energy Corporation 2004 Incentive Compensation Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed by Peoples Energy Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference (except for information furnished under Item 9 or Item 12 of Form 8-K, which is not deemed filed and is not incorporated by reference herein):

1. The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2003.

2. The Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 2003.

3. The Current Report on Form 8-K of the Company filed on January 27, 2004 (Item 5, Other Events).

4. The description of the Company's common stock without par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on May 2, 1996, as amended by the Company's Registration Statement on Form 8-A/A Amendment No. 1 filed on October 18, 1999 and the Company's Registration Statement on Form 8-A/A Amendment No. 2 filed on August 7, 2001.

All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (except for information furnished under Item 9 or Item 12 of Form 8-K, which is not deemed filed and not incorporated by reference herein).

Item 4. Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Theodore R. Tetzlaff is General Counsel of the Company and Mark J. McGuire is General Counsel of the Company's subsidiaries, including The Peoples Gas Light and Coke Company and North Shore Gas Company. Messrs. Tetzlaff and McGuire are also partners in the law firm of McGuireWoods LLP, which firm has provided the legal opinion attached hereto as Exhibit 5.1. Messrs. Tetzlaff and McGuire are not employees of the Company and will not receive from McGuireWoods LLP any part of the fees paid by the Company and its subsidiaries to that firm during such period as each serves as General Counsel. Neither Mr. Tetzlaff nor Mr. McGuire are eligible for participation in the Plan.

Item 6.  Indemnification of Directors and Officers

Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA") authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. However, under the IBCA there is limited or no indemnification for directors, officers, employees or agents adjudged to be liable to the corporation where such individuals are parties to any action by or in the right of the corporation.

Under the IBCA, expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Under the Company's Articles of Incorporation, no director of the Company will be liable to the Company or to the shareholders of the Company for monetary damages for breach of fiduciary duty as a director, provided that a director will still be liable (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 8.65 of the IBCA , or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Articles of Incorporation and the By-Laws do not eliminate or limit the liability of a director of the Company before March 3, 1995. Any repeal or modification of such provisions by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

The Company's Articles of Incorporation and By-Laws also provide that the Company will indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer or employee of the

Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws. The rights provided by or granted by the Articles of Incorporation and the By-Laws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

 The foregoing provisions regarding indemnification and advancement of expenses provided will also apply to a person who has ceased to be a director, officer or employee and to the heirs, executors and administrators of that person.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The exhibits listed below are filed herewith and made a part hereof.

Exhibit Number	Description of Document
4.1	Peoples Energy Corporation 2004 Incentive Compensation Plan.
5.1	Opinion of McGuireWoods LLP, counsel for the Company.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of McGuireWoods LLP is contained in the opinion of counsel filed as Exhibit 5.1.
24.1	Power of Attorney (included in signature page hereof).

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Peoples Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 1, 2004.

PEOPLES ENERGY CORPORATION
By:	/s/ THOMAS M. PATRICK Thomas M. Patrick Chairman of the Board, President and Chief Executive Officer

PEOPLES ENERGY CORPORATION
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Thomas A. Nardi, Douglas M. Ruschau and Peter H. Kauffman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Peoples Energy Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect thereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ THOMAS M. PATRICK Thomas M. Patrick	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 1, 2004
/s/ THOMAS A. NARDI Thomas A. Nardi	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2004
/s/ LINDA M. KALLAS Linda M. Kallas	Assistant Vice President and Controller (Principal Accounting Officer)	March 1, 2004

Name	Title	Date
/s/ JAMES R. BORIS James R. Boris	Director	March 1, 2004
/s/ WILLIAM J. BRODSKY William J. Brodsky	Director	March 1, 2004
/s/ PASTORA SAN JUAN CAFFERTY Pastora San Juan Cafferty	Director	March 1, 2004
/s/ JOHN W. HIGGINS John W. Higgins	Director	March 1, 2004
/s/ DIPAK C. JAIN Dipak C. Jain	Director	March 1, 2004
/s/ MICHAEL E. LAVIN Michael E. Lavin	Director	March 1, 2004
/s/ HOMER J. LIVINGSTON, JR. Homer J. Livingston, Jr.	Director	March 1, 2004
/s/ RICHARD P. TOFT Richard P. Toft	Director	March 1, 2004
/s/ ARTHUR R. VELASQUEZ Arthur R. Velasquez	Director	March 1, 2004

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	Peoples Energy Corporation 2004 Incentive Compensation Plan.
5.1	Opinion of McGuireWoods LLP, counsel for the Company.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of McGuireWoods LLP is contained in the opinion of counsel filed as Exhibit 5.1.
24.1	Power of Attorney (included in signature page hereof).